LICENSE AGREEMENT

                  AGREEMENT made as of this 29th day of July, 1998 by and between LOTTO S.p.A., a corporation organized and existing under the laws of Italy and having its registered office at 200, Via S. Gaetano -MONTEBELLUNA (Treviso) -(ITALY) (hereinafter referred to as "LICENSOR") on the first hand, and AARICA HOLDING INC., a company duly organized and existing under the laws of United States, having its registered office at 1080 Howell Branch Road, Winter Park, FL (hereinafter referred to as "LICENSEE") on the second hand


                                     WHEREAS
a) LICENSOR is the registered owner and/or has made application for registration of the Trademarks (as hereinafter defined) in the Territory (as hereinafter defined) in connection with the manufacture, distribution, promotion and sale of Products (as hereinafter defined);

          b) LICENSOR is in possession of valuable know-how relating to some techniques and methods manufacture, merchandising and marketing relating to the Products;

          c) LICENSEE desires to utilize such know-how to enable it to manufacture, promote and sell the Products in the Territory under the Trademarks; and

d) LICENSOR has agreed to make available to LICENSEE such know-how and to permit LICENSEE to manufacture and distribute the Products in the Territory under the said "know-how" and give to LICENSEE the right to use the Trademarks in relation thereto on the terms and conditions hereinafter appearing.



                  NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:



                  1. Definitions


                  For purposes of this Agreement, the following definitions shall apply: 1.1 -"Technical Information" shall include, but not be limited to, all LICENSOR know- how, designs, materials, production methods and techniques, formulae, specifications, directions and standards for manufacturing and packaging and all


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                  commercial  and  marketing   information   applicable  to  the
                  Product(s) and all subsequent modifications, improvements and additions thereto.
                  1.2 -"Product(s)" shall mean exclusively, Men's, Ladies' and Children's shoes, apparel and accessories relating thereto to be agreed upon in writing season by season by LICENSOR and LICENSEE, manufactured and/or designed by LICENSOR in whole or in any part with use of any Technical Information and distributed under the Trademarks at the date of execution of
                  this   Agreement   or  any   other   product   that   LICENSEE
                  manufactures, packages and or distributes in accordance with the terms of this Agreement. 1.3 -"Trademarks" shall mean all the trademarks and logos set forth in Exhibit " A" and any further registration or application for registration for any trademark or logo as may be agreed to in writing between the parties hereto from time to time during the term of this Agreement.
                  1.4 -"Territory" shall mean inside the territory of United States of Mexico and any other country the parties shall agree upon in writing during the term of this Agreement 1.5-
                  "Effective   date"  shall  mean  January  1st,  1999.  1.6  -"
                  Affiliated company(ies)" shall mean any entity or company directly or indirectly owned or anyway controlled by LICENSEE.



                  2. Manufacturing and Trademark License


                  Subject to the terms and conditions hereinafter set forth, LICENSOR hereby grants to LICENSEE during the term of this Agreement an exclusive license to use the Technical Information for the manufacturing, packaging and distribution of the Products in the Territory, and to use the Trademarks in connection with the said Products in the Territory, strictly in accordance with this Agreement (hereinafter collectively called the "license"). The license is granted only as indicated above, and specifically excludes any right to practice, use or apply the Technical Information or Trademarks to manufacture, assemble and/or distribute any Product or other items in or to any parties located in any other country or to assist or procure the manufacture or use of the Products and of the Trademarks outside the Territory as indicated above.



                  3. Manufacturing, Packaging and Distribution









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                  3 .1 -Products  shall be  manufactured  and packaged from such materials and using such production methods and techniques as LICENSOR shall specify.
                  3.2  -LICENSEE  recognizes  the  importance to both parties of
                  high   standards  of  quality  in  relation  to  the  Products
                  manufactured under this license.
                  LICENSEE therefore undertakes and agrees that all Products manufactured pursuant to the license shall conform in ll respects with formulae, designs, specifications, directions and standards for manufacturing and packaging communicated from time to time by LICENSOR in written or graphic form to LICENSEE which shall conform with LICENSOR's internationally recognized Products' standards. However, LICENSOR acknowledge that due to specific need of LICENSEE's market and Territory LICENSEE might request to manufacture special Products to be
                  sold  in  the  Territory   which  could  not  conform  to  the
                  abovementioned standards and specifications. In such case LICENSEE shall submit such Products to LICENSOR for approval which approval shall not be unreasonably withheld. If so requested by LICENSOR, LICENSEE undertakes to affix to all Licensed Products anti-imitation tags and/or labels which shall be purchased by LICENSEE from LICENSOR or any other
                  source  which  can  supply  a  similar  quality  product,   at
                  competitive prices. 3.3 -LICENSOR shall have the right to have its representatives present in LICENSEE's or its affiliate plant or other point of manufacture or distribution during any or all manufacturing, packaging and distribution activities in connection with the Products. LICENSEE shall permit such representatives to observe, inspect and test all machinery, facilities, equipment, raw materials, ingredients, containers, packaging materials and labels which are used in connection
                  with   such   manufacturing,    packaging   and   distribution
                  activities, and to observe, inspect and test or have LICENSEE tested work in progress and finished units of the Products.
                  3.4 -Prior to any distribution of any Product manufactured under this Agreement, LICENSEE shall submit upon request
                  production   samples  of  finished   units  of  that  Product,
                  including the packaging and labels to LICENSOR, and LICENSEE shall not commence distribution of that Product until LICENSEE has received the initial approval of LICENSOR for such samples. LICENSOR shall inspect such samples and give its answer to LICENSEE within 8 (eight) working days after receipt by it of the samples, otherwise such samples shall be deemed approved by LICENSOR. If forthcoming, such approval shall be communicated to LICENSEE by cable or telex. Thereafter,
                  LICENSEE shall submit to LICENSOR reasonable numbers of samples of finished units of the Products, including packaging and labels from time to time when requested to do so by LICENSOR. LICENSEE shall withdraw from the ~ course of
                  manufacture   or  from  the   market   any  of  the   Products
                  manufactured under.





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                  this  Agreement  which  do  not  conform  with  the  formulae,
                  specifications,   directions  and  standards  referred  to  in
                  Section 3(2) hereof LICENSEE shall make no changes in the formulae, designs, specifications, directions and standards for manufacturing and packaging the Products without prior written approval of LICENSOR.



                  4. Technical Assistance and Know-How


                  4.1 -LICENSOR shall from time to time and to such extent as it shall consider reasonably necessary under this Agreement, furnish to LICENSEE technical assistance and know-how in connection with the manufacture packaging and distribution of the Products. In providing such technical assistance and know-how, LICENSOR is acting in an advisory capacity only and shall not have responsibility for the manufacture of the Products or otherwise. 4.2 During the term of this Agreement, LICENSOR will supply LICENSEE, free of charge, in form of samples of unfinished articles or in written form in English, with LICENSOR's design of Products, which will be created or developed by LICENSOR for each season. 4.3 -In case of supply by LICENSOR to LICENSEE of the samples of finished articles of the Products, LICENSEE shall pay to LICENSOR the relevant amount to be calculated on the basis of FOB-price. Payment for these samples shall be made by LICENSEE in US Dollars or in the currency otherwise made known by LICENSOR to LICENSEE within thirty (30) days after receipt by LICENSEE of the above mentioned samples.
                  4.3.1 In the case LICENSOR or any affiliated company will supply, upon request of LICENSEE, any kind of materials, accessories, finished or unfinished products and/or equipments to be used in connection with LICENSEE's activity, LICENSEE will have to submit to LICENSOR a purchase order specifying all the instructions related to shipping and invoicing modalities, documentations and declarations requested. LICENSEE is responsible for checking that the importation and all the related instructions are in accordance with the prevalent Laws in the Territory. Such supplies will be paid with a warranted form of payment at 30 days from the date of shipment.
                  4.4 In the event that LICENSEE desires to revise or add other design(s) to the designs ~ furnished by LICENSOR, LICENSEE shall submit to LICENSOR its own design(s) and/or proposals with respect to such revision(s) or addition(s) to LICENSOR's " designs, and LICENSEE before utilizing such design revisions or additions shall obtain the written approval of LICENSOR to the samples made by LICENSEE for such revision(s) or addition(s), which approval shall not be unreasonably withheld ; 4.5 In the event it is necessary for a LICENSOR's employee to travel to LICENSEE's facility, or other points of manufacture, in connection with such Technical Assistance, LICENSEE shall reimburse LICENSOR for all costs so incurred, including travel expenses from LICENSOR's premises to LICENSEE's facility (or other point of manufacture) and living expenses, only at LICENSEE's request.
                  4.6 -Subject to the prior approval by LICENSOR, LICENSEE may from time to time send one or more of its employees to LICENSOR's factory for the purpose of obtaining technical assistance in connection with the manufacture of Products. LICENSEE shall bear all expenses related to the remuneration, traveling and lodging related costs of its personnel sent to LICENSOR's factory;



                  5 -Confidentiality

                  5.1 -LICENSEE acknowledges that all Technical Information furnished by LICENSOR to LICENSEE during the term of. this Agreement which are proprietary to LICENSOR is of a highly confidential and secret nature. .
                  5.2 -All of such Technical Information proprietary to LICENSOR is given and received in strict confidence and is to be used by LICENSEE solely for the purpose of carrying out this Agreement. LICENSEE shall keep in strict confidence the aforesaid Technical Information and shall not, for any reason whatsoever, reveal, disclose, sell or transfer any part of such Technical Information, directly or indirectly, to its own employees or agents or to any third party except as permitted by the terms of this Agreement. 5.3 -In the performance of its obligations under this Section 5, LICENSEE shall at its own cost take all precautions and steps which may be reasonably requested in order to protect such Technical Information. Nothing herein shall be interpreted as prohibiting LICENSOR at its own expenses from bringing such legal actions within or outside the Territory as LICENSOR shall deem to be in its best interest.
                  5.4 -LICENSEE shall have the right to disclose said Technical Information received only to those of LICENSEE's employees who require same and LICENSEE agrees to exercise an high degree of care in the selection of its employees to whom said CJ Technical Information, or any part thereof, will be disclosed. 5.5- LICENSEE's obligations set forth in this Section 5 shall survive and remain in force -- even after expiration or termination of this Agreement and for a period of 2 (two) years thereafter.


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                  6. Trademark and other Industrial Property Rights


                  6.1 -LICENSEE acknowledges that LICENSOR is the exclusive owner of the entire right, title and interest in the Trademarks and all other industrial property rights of LICENSOR. LICENSEE further acknowledges that LICENSEE shall acquire no right or interest in the Trademarks or any other industrial property right of LICENSOR by reason of this Agreement or otherwise and that the Trademarks shall be used by LICENSEE solely in connection with the manufacturing, packaging, advertising and sale of the Products in the manner provided by this Agreement.
                  6.2 -If legally required, LICENSEE and LICENSOR shall execute an appropriate form of license agreement for recording of, and any amendment to, this Agreement.
                  6.3- LICENSEE shall not in the Territory or in any other country during the term of this Agreement or at any time thereafter apply for or seek registration of or anyway use any words, trade marks, trade names or logos which are the same as or confusingly similar to any of the Trademarks or which may in any manner be used in unfair competition therewith. LICENSEE further undertakes and agrees that it will not at any time do, or so far as it is able to allow to be done, any, act or thing which may in any way impair the rights of LICENSOR in and to any of the Trademarks and that it will not represent in any way that it has any other right or title to any of the Trademarks other than the rights of exclusive use as licensed by LICENSOR here- under.
                  It is furthermore understood and agreed upon that nothing in this Agreement shall be considered as an authorization or permission to include any of the Trademarks in the LICENSEE trade-style and trade name.
                  6.4 -All packaging and labeling for the Products shall if so requested by LICENSOR include the statement "Distributed in (name of the Territory concerned) under license from LOTTO S.p.A. Italy" or such other statements and notice as LICENSOR shall from time to time direct.
                  6.5 -All markings, formats, designs and logos of the Products shall be subject to the prior approval of LICENSOR if not already in use by the same.
                  Any new marks, logos,  layouts,  designs and the like shall be used only with the written approval of LICENSOR and registration therefore will be the sole and exclusive right and property of LICENSOR.
                  6.6 -In case of unfair competition or infringement by third parties in the Territory of the 17 Trademarks, registered formats, layouts, designs and logos or any other industrial property rights of LICENSOR comes to the knowledge of LICENSEE, it shall ask



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                  for LICENSOR's  approval  concerning  the  prosecution of such case by LICENSEE, such approval not to be unreasonably withheld. All expenses directly or indirectly connected with the said legal actions shall be borne by LICENSEE, unless differently agreed upon between the parties. 6.1- LICENSEE declares that it has full knowledge of the administrative position of the Trademarks and LICENSOR does not give to
                  LICENSEE  any   representation  or  warranty  about  validity,
                  enforceability, or freedom from infringement of proprietary rights of any third party register ability of any of the Trademarks, except that LICENSOR does represent to LICENSEE that at the best of LICENSOR's knowledge the Trademarks are valid, enforceable, owned by LICENSOR and do not infringe upon the rights of third parties.



                  7. Manufacturing and packaging requirements


                  It is understood and agreed by the parties hereto that the necessity of compliance with all legal requirements, rules and regulations relating to the manufacture, packaging, labeling, marketing and/or sale of the Products under this Agreement shall be the sole responsibility and obligation of LICENSEE at its entire cost. LICENSEE shall indemnify and hold LICENSOR harmless against any and all claims, damages, penalties and other actions and costs (including reasonable fees of legal counsel) arising out of or related to the failure of LICENSEE to wholly or partially comply with the legal requirements and regulations relating to the manufacturing, packaging, labeling, marketing and/or sale of the Products by LICENSEE.



                  8. Lotto points of sale


                  Notwithstanding the License granted by LICENSOR to LICENSEE hereunder nothing in this Agreement shall be construed as prohibiting LICENSOR to directly or indirectly open retail shops or points of sale of the Products in the Territory under the "Lotto" trade name. However, any opening of such shops shall be previously agreed upon between the parties taking into account the impact in the market of such initiative. LICENSOR reserves the right to supply the said shops or point of sale with a certain number of Products "made in Italy" for promotional purpose exclusively if mutually agreed by both parties.


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          9. Manufacturing and packaging by third parties (Sub-contractors)


                  Subject to LICENSOR's prior written approval LICENSEE will be entitled to have in whole or in part Products manufactured and packaged by subcontractors in and outside the Territory under LICENSEE's entire responsibility.
                  In order to be so authorized, LICENSEE shall submit to LICENSOR, in advance, full name and address of the proposed subcontractors and full details about their plants, facilities, technical knowledge and background, to allow LICENSOR to evaluate the quality standards and the reputation of the subcontractors.
                  LICENSOR shall not unreasonably refuse its approval of the proposed subcontractors, but, independently of any of such approval given by LICENSOR, LICENSEE shall be and remain directly responsible towards LICENSOR for full and complete fulfillment by the said subcontractors of any and all obligations under this Agreement and, in any case, LICENSOR shall be and always remain fully entitled to regard any
                  failure,   violation  or  default  under  the  terms  of  this
                  Agreement by any of the said subcontractors, as a failure, violation or default by LICENSEE itself. Notwithstanding this Sec. 9, it is agreed and understood that Products shall be distributed, sold, promoted and invoiced exclusively by LICENSEE.




                  10. Consideration and Royalty


                  10.1 In consideration of the License granted hereunder, LICENSEE shall pay to LICENSOR, as from the Effective Date, a royalty equal to 5% (five per cent) based on the Products' net selling price. It is understood that LICENSEE's undertaking to pay such Royalty of this Agreement is a material obligation of LICENSEE without which LICENSOR would not have been prepared to enter into this Agreement and failure to pay such Royalty for any annual period during the term hereof shall entitle LICENSOR to terminate this Agreement by written notice to LICENSEE, in accordance with Section 14.3.1. 10.2 -Within June 30 and December 31 of each Contractual Period of execution of this agreement, LICENSEE shall render to LICENSOR a written statement in English showing the aggregate of the net selling prices and number of units of products sold during the 6 (six) months ended on such date, and the amount of such royalty owed to LICENSOR in respect thereof, which royalty shall be paid at 30 days to LICENSOR at the bank chosen by LICENSOR, taking into account the provision of article 11 of this Agreement concerning Minimum Royalties.



                  10.3- For the purpose of this Section 10:

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                  10.3.1  -The  Products  shall be deemed to have been sold upon dispatch of invoice to purchaser, or delivery of the Products to purchaser, whichever is the earlier .

                  10,3.2 -The "net selling price" means the gross selling price as invoiced by LICENSEE after deduction of taxes, effective discounts or allowances granted by LICENSEE , and returns. If said returns are more than 2% they must be verified by LICENSOR.

                  10.4 -LICENSEE and any Affiliated Company shall during the continuance of this Agreement keep at its usual place of business true and particular accounts and records of the Products manufactured and sold under this Agreement and of the amount of all royalties paid or payable hereunder.

                  10.5 -A duly authorized representatives of LICENSOR shall have the right at any reasonable time during business hours to inspect and audit the accounts and records of LICENSEE and any Affiliated Company relating to the manufacture, sale and/or disposal of the Products and of the invoice price and all other matters directly or indirectly relevant to the calculation of the amount of royalty due and such representatives shall be entitled to take copies of or extracts from any such records.
                  10.6 -Royalty payments hereunder shall be made in US Dollars, or in the currency otherwise made known by LICENSOR to LICENSEE. In the event of LICENSEE's being unable to effect payment of any royalty due hereunder in accordance with this Agreement by reason pf any refusal of any duly authorized Authority to permit such payment under applicable exchange control regulations or by reason of any other official order, LICENSEE shall not be relieved of its obligation to make such payment but LICENSOR shall not be entitled to exercise any right of termination hereunder by reason of delay or failure to make the payment provided that: 10.6.1 -LICENSEE uses every reasonable endeavor to obtain permission to make said payment, and 10.6.2 -LICENSEE shall effect payment in any other permitted manner required by LICENSOR. 10.7 -The Parties recognize that if the government or any other competent authority of the Territory imposes a withholding tax on royalties payable hereunder, LICENSEE shall be entitled to deduct from them such applicable withholding tax, provided that (i) such tax is in fact remitted to the government, and
                  (ii) LICENSEE gives LICENSOR official evidence of such payment. It is understood and agreed upon that if a convention to avoid double taxation on royalties is or shall come in force between the government of the Territory and the
                  Government of Italy, then any applicable provision of such a Convention apply shall apply to this Agreement.









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                  10.8 -LICENSEE  shall in no event,  without  LICENSOR's  prior written  authorization,  be entitled to set off any amounts it
                  may  claim  are  owed  to  it  by  LICENSOR   for  any  reason
                  whatsoever, against any royalties owed to LICENSOR pursuant to this Agreement. 10. 9 -All late payments of royalties shall bear interest at a rate of two percent (2% ) per month or, if such rate should exceed any applicable permissible legal interest rate, then at the highest legally permissible rate.




                  11. Minimum Sales and Royalty


                  11.1 -During the term of this Agreement LICENSEE undertakes to pay to LICENSOR for each year of execution of this Agreement, starting from the Effective Date, such minimum royalty as provided in Exhibit "C" hereof, in two equal installments on June 30th and December 31st of each year of execution of this Agreement. To this purpose, starting from the date of execution of this agreement, LICENSEE shall open and maintain a revolving bank guarantee in the amount to be paid every six months to LICENSOR as Minimum Royalty. 11.2 -It is understood and agreed that LICENSEE's undertaking to pay such minimum royalty and to open and maintain the relevant bank guarantee are material obligations of LICENSEE, ' without which LICENSOR would not have been prepared to enter into this Agreement and failure to fulfill such obligations for any annual period during the term hereof shall entitle LICENSOR to terminate this Agreement by written notice to LICENSEE in accordance with Section 14.3.1.




                  12. Advertising


                  12.1 -LICENSEE shall express and identify properly in all advertising and promotion that the Products are "Distributed in (name 'of the Territory concerned) under license from LOTTO S.p.A." or any such other statement or notice identifying the Products as having been manufactured, packaged and sold under license from LICENSOR.
                  12.2- LICENSEE agrees to continuously submit to LICENSOR significant examples of any and all advertising and promotional material and activity and to consider the advice and suggestions of LICENSOR with respect to Products advertising and promotion.
                   LICENSEE   further   agrees,   upon   request,   to  promptly
                  discontinue any advertising or practice reasonably deemed by LICENSOR to have detrimental effect on







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                  LICENSOR's   goodwill  and  reputation.   LICENSEE  shall  not
                  advertise the Products outside the Territory except in media which are already circulating or broadcast in the Territory.
                  12.3 -Upon LICENSOR's request, LICENSEE shall apply to any and all Products such reasonable tags or labels as LICENSOR shall specify in writing in order to properly identify Products and their origin. 12.4 -LICENSEE further undertakes to expend annually to unrelated third parties, at least such percentages of the total annual turnover reached by sale of Products during each relevant Contractual Period, as shown in exhibit "D" hereof, for advertising, sales promotion and similar marketing activities, consistant with the LICENSEE marketing plan.




                  13. Reports


                  As one of its material obligations hereunder, LICENSEE shall render to LICENSOR a written royalty report, within June 30 and December 31 of each year of execution of this Agreement, containing the following information covering the relevant period: (i) a statement of the inventory at the beginning and at the end of such six months period of each finished item of the Products manufactured during such period; (ii) a statement of the sale of Products invoiced during such period by LICE~SEE and/or any Affiliated Company including the quantities and price of each item sold.




                  14. Term and Termination


                  14.1 -This Agreement shall come into force at the date of execution by both parties and shall remain in force for a 10
                  (ten) contractual years period, starting from the Effective Date, After the first 10 (ten) contractual years period, this Agreement will automatically be considered renewed on the same terms and conditions for a further 10 (ten) contractual years provided that during the term of the first 10 (ten) contractual years as defined above LICENSEE has performed in all material respects any of its obligations under this Agreement and the two parties do come into agreement concerning minimum royalties for the renewal term, U 14.2 -It is agreed that the Minimum Royalties for the first contractual year in case of renewal shall not be increased by more than 20% in respect of the last contractual year of the initial term (i.e. 2008), and that increase for the following contractual year shall not be more that 10% in respect to the contractual year before.

                  14.3- Notwithstanding the above provision 14(1.1), this Agreement may be immediately terminated without payment by LICENSOR of any indemnity or other sums on account of such termination under the following circumstances: 14.3.1 -By either party if within 60 (sixty) days after notification to the other party advising said party of a failure, violation or default of any obligation under this Agreement the said other party has not entirely cured such failure, violation or default provided that such failure, violation or default has to be regarded as serious according to the parties' will. In particular, but not limited to, it is agreed and understood by LICENSOR and LICENSEE that whichever failure to exactly fulfill to any obligations under Sec. 6 (Trademarks and other Property Rights), 9 (sub- contractors) and 10 (Royalty) shall automatically be regarded as "serious". 14.3.2- By LICENSOR: ( i ) if any action involving bankruptcy or insolvency is brought concerning LICENSEE, or (iii) if LICENSEE directly or indirectly manufacture, promote, distribute or sell the Products outside the Territory without LICENSOR's prior written authorization. By LICENSEE: in case of any bankruptcy or insolvency of LICENSOR. 14.3.3- Termination of this Agreement as provided for by this Section 14.3.2 shall be by written notice and shall be effective 60 (sixty) days after receipt by LICENSEE. 14.4- Upon expiration or termination of this Agreement for reasons specified above by this Section 14, LICENSEE shall immediately remove from its premises and elsewhere the Trademarks and all signs and advertising relating to LICENSOR and the Products and Trademarks and LICENSEE shall forever refrain from using in any manner the Trademarks and all other trade names of LICENSOR identified with or used on or in connection with the Products ( or any words, marks, trade names or logos which are confusingly similar thereto). 14.5 -It is understood by the parties hereto .that in the event of termination of this Agreement for reasons specified above by this Section 14 LICENSOR shall have no obligations whatsoever to reimburse or otherwise compensate LICENSEE in whole or in part, for its capital or labor investment, undertaken in connection with the manufacture, storage or distribution of the Products, including without limitation its investment in machinery, fixtures, other personal or real property or any improvements thereto, and personnel employed by LICENSEE engaged in the manufacture, handling, storage or distribution of the Products or to compensate or indemnify LICENSEE in any other way whatsoever, including without limitation on account. of the loss of prospective profits on anticipated sales or commitments in connection with the business or goodwill of LICENSEE.
                  14.6 -Termination or expiration of this Agreement shall not relieve LICENSEE of any liability for an monies due to LICENSOR at the time of such termination or expiration nor shall it relieve LICENSEE of the post-termination obligations imposed by this Agreement. At no time during the term of this Agreement or at or after its termination shall LICENSEE have right for any reason whatsoever to withhold any payments due hereunder to LICENSOR or to set off against any such payments any amounts which LICENSEE claim are owed to it by LICENSOR. 14.7 -Within 30 (thirty) days of the effective date of such termination or expiration of this Agreement, LICENSEE shall submit to LICENSOR any inventory list of all unsold Products and all unfinished Products as of the date of the said termination or expiration. LICENSOR may in its discretion in all cases (but shall in no case be bound to) repurchase or cause a third party to repurchase all or any part of such inventory by notifying LICENSEE in writing. In the event that LICENSOR should not repurchase or should repurchase only part of the inventory mentioned in the preceding paragraph, LICENSEE shall have the right, for a period of 180 days after the effective date of termination of this Agreement, under the terms and conditions thereof, to sell in the Territory the said inventory or that part of the inventory not repurchased.



                  15. Miscellaneous


                  15.1 -This Agreement is binding upon the parties hereto and their respective successors in interest, but with respect to LICENSEE this Agreement and the License granted hereunder, failing LICENSOR's prior written approval which may not be unreasonably withheld, is nondivisible. Any assignment, transfer or sub-license (except as provided for in Sec. 9 herein)., may be granted by LICENSEE to one of its controlled companies only with LICENSOR's prior approval which approval shall not be unreasonably withheld LICENSOR shall have the right, by written notice to LICENSEE, to assign this Agreement or any rights and/or obligations hereunder to other companies under LICENSOR's direct or indirect control. 15.2- Failure of either party to enforce at any time or for any period of time the provisions hereof in accordance with their terms will not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. It is however understood that in case of violation of any of its obligations under this Agreement each party shall be granted a 60 (sixty) days cure period upon notification by the other party of such violation.
                   15.3 -Should an approval be required by one of the parties to the other under the provisions of this Agreement and failing an answer after 15 (fifteen) days upon receipt of such approval request by the party concerned such approval shall be deemed as granted, being it understood that any approval request under this Agreement can not be unreasonably rejected. 15.4 -The parties agree that this Agreement shall be construed and all matters relating thereto shall be determined in accordance with the Laws of Italy.
                  1.5.5 -This Agreement supersedes all prior agreements, oral or written, between the parties hereto relating to the subject matter covered herein and set forth the entire Agreement and understanding between the parties as to the subject matter of this Agreement, and neither of the parties shall' be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby. 15.6 -The Exhibits hereinafter listed are made a part hereof and form an integral part of this Agreement: Exhibit " A" (Trademarks), Exhibit "B" (Minimum Sales), Exhibit "C" (Minimum Royalty) and Exhibit "D" (Minimum expenditure for Advertising & Promotion). 15.7- All notices, requests, demands and other communications shall be validly given if forwarded by registered mail or by telex or telefax addressed to the party's address or telex or telefax number appearing hereinafter, unless such party has notified the other party of a substitute address or telex or telefax number in writing:




                  To LOTTO S.p.A. at:
                  200, Via S. Gaetano -31044 MONTEBELLUNA (Treviso )
                   -Italy -
                  Telex N. 411047 LOTTO I Telefax N. 39-423-600402
                   Attn.  President


                  To LICENSEE at:





                   Tel. Number




                  Telefax Number


                  Attn. President

                  15,7- For the purpose of the record of this Agreement with any competent Authority in the Territory the Parties agree that they, if necessary, shall execute appropriate extracts of this Agreement or standard form agreements which will have the sole aim to have this Agreement properly recorded. In no event shall such extracts or standard form agreements prevail on any and all provisions of this Agreement.
                  15.8 Neither party shall under any circumstances be liable for any claim whatsoever arising of the other party hereto nor any of its customers or any other third party due to such party's failure of or any delay in performance of any of its obligations arising in connection with this Agreement if the performance of such obligation is prevented, restricted or materially interfered with as a result of any acts, causes or circumstances beyond the reasonable control of such party so affected, including without limitation acts of God, acts or omissions of any other entity or person, fire, flood, strike or labor dispute of any kind, embargo, war, riot, insurrection or acts of civil or military authority. 15.9 -The parties agree that any and all disputes related to or stemming from this agreement, its application and/or termination (including post-termination obligations) shall be finally settled by Arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The Arbitration shall be held in New York by a Board of three Arbitrators appointed under the above Rules. The language of Arbitration shall be English. The Arbitration award shall be final and binding and any court with proper jurisdiction shall be entitled to issue a decree enforcing such decision.


                  IN WITNESS WHEREOF, the parties hereto have signed these presents as of the date and year first above written.

                  for LOTTO S.P.A.


                  ---------------------------------

                  Ablerto Caberlotto
                  President





                  for LICENSEE


                  --------------------------------

                  Carol Kolozs
                  President


                  To the effect of Sections 1341 and 1342 of the Italian Civil Code, the parties hereby expressly declare that they have carefully and entirely read all content of Sections 2
                  (Manufacturing and Trade Mark License), 3 (Manufacturing, packaging and distribution) 5 Confidentiality 6 (Trade Mark and other Industrial property rights)

                  7 (Manufacturing and Packaging Requirements), 9 (Subcontractors), 10 (Consideration and Royalty), II (Minimum Royalty), 14 (Term and Termination), 15 (Miscellaneous) hereinabove and that they expressly approve the entire content of the abovementioned Sections.







                  for LOTTO S.P.A.


                  ---------------------------------

                  Ablerto Caberlotto
                  President





                  for LICENSEE


                  --------------------------------
                  Carol Kolozs
                  President

                                                EXHIBIT A


                                               TRADEMARKS




                  Trademark                   international                    registration no.           Granting date Lotto fig.

                  Lotto fig.                    25(loc.39)                          251.143                       11.09.90
                  Lotto fig.                    5,910,16,18,21,25(loc.39)           393.689                       30.11.84
                  Lotto fig.                    10,25 (Ioc. 39)                     393.690                       30.11.84
                  Lotto fig.                    28                                  164.878                       5.6.95
                  Lolto+Double diamond          10,25 (loc. 53)                     379.672                       16.6.84
                  Lollo+Double diamond          25 (Ioc. 39)                        379.671                       13.7.84
                  Lotlo                         18(loc.3)                           487.299                       30.11.84
                  Double diamond dev.           25                                  164.880                       2.4.93
                  Double diamond dev.           18                                  164.881                       28.9.94
                  Double diamond dev.           28                                  164.879                       2.4.93



                                  EXHIBIT " B "


                                  MINIMUM SALES




               Contractual year                  Minimum Sales




                  1999                          USD 2.000.000.=




                  2000                          USD 2.200.000.=




                  2001                          USD 2.444.000.=




                  2002                          USD 2.715.000.=




                  2003                          USD 3.016.000.=




                  2004                          USD 3.351.000.=




                  2005                          USD 3.723.000.=




                  2006                          USD 4.136.000.=




                  2007                          USD 4.595.000 =




                  2008                          USD 5.1055.000.=

                                   EXHIBIT "C"


                                 MINIMUM ROYALTY


                  Contractual year                                      Minimum
                  Royalty


                   1999                                                    USD
                  100.000


                   2000                                                    USD
                  110.000


                   2001                                                    USD
                  122.000


                   2002                                                    USD
                  135.000


                   2003                                                    USD
                  150.000


                   2004                                                    USD
                  167.000


                   2005                                                    USD
                  186.000


                   2006                                                    USD
                  206.000


                   2007                                                    USD
                  230.000


                   2008                                                    USD
                  255.000

                                  EXHIBIT "D "


                 MINIMUM EXPEDITURE FOR ADVERTISING & PROMOTION

                 4% (four percent) of the total annual turnover